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EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 2000, included in F.Y.I. Incorporated's Annual Report on Form 10-K for the year ended December 31, 1999, and to all references to our firm included in this Registration Statement.



/s/ARTHUR ANDERSEN LLP

Dallas, Texas
April 24, 2000